Exhibit 23.2

Consent of Independent Registered Chartered Accounting Firm

We have issued our reports dated June 11, 2007, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of LML Payment Systems Inc. and subsidiaries on Form 10-K for the year ended March 31, 2007 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

Vancouver, B.C.	/s/ Grant Thornton LLP

August 30, 2007	Chartered Accountants